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                                                                      EXHIBIT 99

(UNITED BANCORP, INC. LOGO)

P. O. BOX 10 - MARTINS FERRY, OHIO 43935 - Phone: 740/633-BANK  Fax:740/633-1448
We are United to Better Serve You

PRESS RELEASE

UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH 43935

Contact:  James W. Everson             Randall M. Greenwood
          Chairman, President and CEO  Senior Vice President, CFO and Treasurer
Phone:    (740) 633-0445 Ext. 120      (740) 633-0445 Ext. 181
          ceo@unitedbancorp.com        cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE: July 2, 2007

SUBJECT: UNITED BANCORP, INC. REPORTS SUBSIDIARIES MERGED

MARTINS FERRY, OHIO - - - On July 1, 2007, United Bancorp, Inc. ("Company"), Martins Ferry, Ohio, successfully effected the merger of its wholly-owned subsidiaries, The Glouster Community Bank ("Community"), Lancaster, Ohio, and The Citizens Savings Bank ("Citizens"), Martins Ferry, Ohio, under the charter of the latter. The Boards of both Citizens and Community have endorsed the consolidation, and the Company has received all necessary approvals from the Federal Deposit Insurance Corporation and the Ohio Division of Financial Institutions.

The Company expects the full integration of the two organizations to be completed by year end. While each of the banks will be combined under the charter of Citizens, the Company intends to continue to capitalize on established branding in the markets of each institution. In that respect, Community will operate under the trade name "The Community Bank, a Division of The Citizens Savings Bank" and Citizens will operate under the trade name "The Citizens Bank, a Division of The Citizens Savings Bank". The Company expects earnings improvement to occur over the next twelve to eighteen months as a result of enhanced operating and cost efficiencies to be realized from the consolidation. In addition, the combined institution will have an expanded $5 million lending authority and offer improved products and services to its customers. A key focus of the consolidation involves the centralization of executive authority under Citizens' proven management structure. Citizens' performance has been perennially ranked in the upper quartile of all banks in the United States. James W. Everson, Chairman, President and CEO of United Bancorp, Inc. stated, "Citizens' quick loan approval policy that is practiced in our Tuscarawas and Belmont County Offices will be in place for our Athens and Fairfield County offices."

Everson continued, "Including Community Board members on the Board of the combined institution was essential if the Company was to realize the full potential of the combination. We are pleased to report that Samuel J. Jones, Business Owner, Glouster, Ohio; Terry A. McGhee, President and CEO, Westerman, Inc., Bremen, Ohio; Andrew F. Phillips, President and General Manager, Miller Brands of South East Ohio, Glouster, Ohio; Robin L. Rhodes, M.D., Physician, Pediatric Associates of Lancaster, Inc., Lancaster, Ohio; and L.E. "Dick" Richardson, Jr., Retired President, Southern Ohio Community Bancorporation, Inc., Glouster, Ohio have accepted the Company's invitation to become members of The Citizens Savings Bank Board." Everson concluded, "We are proud to announce their acceptance and firmly believe their extensive community involvement and knowledge of Athens and Fairfield Counties will provide a significant future benefit to our customers, employees and shareholders."

United Bancorp, Inc. is a registered bank holding company headquartered in Martins Ferry, Ohio with total consolidated assets of approximately $422.1 million and total shareholder's equity of approximately $32.8 million as of March 31, 2007. Through its seventeen banking offices and operations center, The Citizens Savings Bank serves the Ohio Counties of Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas. The Company trades on The NASDAQ Capital Market tier of the NASDAQ Stock Market under the symbol UBCP, Cusip #909911109.

Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, changes in the financial and securities markets, including changes with respect to the market value of our financial assets, and the availability of and costs associated with sources of liquidity. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.